Exhibit 99.1
Investor Relations Contact
Jonathan Vaas
Adobe
ir@adobe.com
Public Relations Contact
Lea Anna Cardwell
Adobe
cardwell@adobe.com
FOR IMMEDIATE RELEASE
Adobe Reports Record Revenue
Q3 Results Include $1.44 Billion in Operating Cash Flows and RPO Surpassing $10 Billion
SAN JOSE, Calif. - Sept. 15, 2020 - Adobe (Nasdaq:ADBE) today reported financial results for its third quarter fiscal year 2020 ended Aug. 28, 2020.
Third Quarter Fiscal Year 2020 Financial Highlights
•Adobe achieved record quarterly revenue of $3.23 billion in its third quarter of fiscal year 2020, which represents 14 percent year-over-year growth. Diluted earnings per share was $1.97 on a GAAP basis, representing 22 percent year-over-year growth, and $2.57 on a non-GAAP basis, representing 25 percent year-over-year growth.
•Digital Media segment revenue was $2.34 billion, which represents 19 percent year-over-year growth. Creative revenue grew to $1.96 billion, representing 19 percent year-over-year growth. Document Cloud revenue was $375 million, representing 22 percent year-over-year growth.
•Digital Media Annualized Recurring Revenue (“ARR”) increased $458 million quarter-over-quarter to $9.63 billion exiting the quarter, representing 24 percent year-over-year growth on a constant-currency basis. Creative ARR grew to $8.29 billion, and Document Cloud ARR grew to $1.34 billion.
•Digital Experience segment revenue was $838 million. Digital Experience subscription revenue was $729 million, representing 7 percent year-over-year growth. Digital Experience subscription revenue, excluding Advertising Cloud revenue, grew 14 percent year-over-year.
•GAAP operating income in the third quarter was $1.07 billion, and non-GAAP operating income was $1.40 billion. GAAP net income was $955 million, and non-GAAP net income was $1.25 billion.
•Cash flows from operations were a record $1.44 billion.
•Remaining Performance Obligation (“RPO”) exiting the quarter was $10.34 billion, representing 18 percent year-over-year growth.
•Adobe repurchased approximately 1.5 million shares during the quarter.
A reconciliation between GAAP and non-GAAP results is provided at the end of this press release and on Adobe’s website.
Executive Quotes
“Adobe delivered the best Q3 in our history in a challenging macroeconomic environment, demonstrating the global demand for our innovative solutions,” said Shantanu Narayen, president and CEO, Adobe. “We are confident that our leadership in the creative, document and customer experience management categories will drive continued momentum in 2020 and beyond.”
“Adobe drove outstanding performance in Q3, highlighted by growth in Creative Cloud and Document Cloud ARR, Digital Experience subscription revenue and record operating cash flows,” said John Murphy, executive vice president and CFO, Adobe. “The resilience of our recurring business model and a strong book of business is driving sustained long-term growth.”

Adobe Provides Fourth Quarter Financial Targets
Adobe today is providing fourth quarter financial targets, factoring current macroeconomic conditions, typical year-end seasonal strength and the strategic shift related to the company’s Advertising Cloud business.
The following table summarizes Adobe’s fourth quarter fiscal year 2020 targets.

Total revenue	~$3.35 billion
Digital Media segment revenue	~18 percent year-over-year growth
Digital media annualized recurring revenue (ARR)	~$540 million of net new ARR
Digital Experience segment revenue	~ Flat year-over-year
Digital Experience subscription revenue	~1 percent year-over-year growth	~12 percent year-over-year growth (excluding Advertising Cloud)
Tax rate	GAAP: ~(90) percent	Non-GAAP: ~10 percent
Share count	~485 million shares
Earnings per share	GAAP: ~$4.29	Non-GAAP: ~$2.64
A reconciliation between GAAP and non-GAAP targets is provided at the end of this press release.

Adobe to Webcast Third Quarter Earnings Conference Call
Adobe will webcast its third quarter fiscal year 2020 earnings conference call today at 2:00 p.m. Pacific Time from its investor relations website: www.adobe.com/ADBE. Earnings documents, including Adobe management’s prepared conference call remarks with slides and an investor datasheet are posted to Adobe’s investor relations website in advance of the conference call for reference. A reconciliation between GAAP and non-GAAP earnings results and financial targets is also provided on the website.
Adobe Announces Fourth Quarter Earnings Call and Financial Analyst Meeting
Adobe will host its fourth quarter and fiscal year 2020 earnings conference call and financial analyst meeting online on Dec. 10, at 8:00 a.m. Pacific Time. During the meeting, Adobe will provide an overview of its strategy and financial targets for fiscal year 2021.
Forward-Looking Statements Disclosure
This press release contains forward-looking statements, including those related to business momentum, the effects of the COVID-19 pandemic on our business and results of operations, market trends, current macroeconomic conditions, customer success, revenue, operating margin, seasonality, annualized recurring revenue, non-operating other expense, tax rate on a GAAP and non-GAAP basis, earnings per share on a GAAP and non-GAAP basis, and share count, all of which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure to compete effectively, failure to develop, acquire, market and offer products and services that meet customer requirements, introduction of new technology, information security and privacy, potential interruptions or delays in hosted services provided by us or third parties, macroeconomic conditions and economic impact of the COVID-19 pandemic, risks associated with cyber-attacks, complex sales cycles, risks related to the timing of revenue recognition from our subscription offerings, fluctuations in subscription renewal rates, failure to realize the anticipated benefits of past or future acquisitions, failure to effectively manage critical strategic third-party business relationships, changes in accounting principles and tax regulations, uncertainty in the financial markets and economic conditions in the countries where we operate, and other various risks associated with being a multinational corporation. For a discussion of these and other risks and uncertainties, please refer to Adobe’s Annual Report on Form 10-K for our fiscal year 2019 ended Nov. 29, 2019, and Adobe's Quarterly Reports on Form 10-Q issued in fiscal year 2020.
The financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in Adobe’s Quarterly Report on Form 10-Q for our quarter ended Aug. 28, 2020, which Adobe expects to file in Sept. 2020. Adobe assumes no obligation to, and does not currently intend to, update these forward-looking statements.
About Adobe
Adobe is changing the world through digital experiences. For more information, visit www.adobe.com.
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©2020 Adobe. All rights reserved. Adobe, Creative Cloud and the Adobe logo are either registered trademarks or trademarks of Adobe (or one of its subsidiaries) in the United States and/or other countries. All other trademarks are the property of their respective owners.

Condensed Consolidated Statements of Income
(In millions, except per share data; unaudited)

	Three Months Ended		Nine Months Ended
	August 28, 2020	August 30, 2019	August 28, 2020	August 30, 2019
Revenue:
Subscription	$3,000	$2,547	$8,699	$7,308
Product	109	157	380	480
Services and support	116	130	365	391
Total revenue	3,225	2,834	9,444	8,179

Cost of revenue:
Subscription	328	304	1,000	888
Product	10	9	26	31
Services and support	89	103	268	302
Total cost of revenue	427	416	1,294	1,221

Gross profit	2,798	2,418	8,150	6,958

Operating expenses:
Research and development	566	490	1,630	1,430
Sales and marketing	892	812	2,650	2,443
General and administrative	230	219	725	654
Amortization of intangibles	41	43	123	133
Total operating expenses	1,729	1,564	5,128	4,660

Operating income	1,069	854	3,022	2,298

Non-operating income (expense):
Interest expense	(28)	(40)	(89)	(121)
Investment gains (losses), net	10	4	7	47
Other income (expense), net	9	17	39	24
Total non-operating income (expense), net	(9)	(19)	(43)	(50)
Income before income taxes	1,060	835	2,979	2,248
Provision for (benefit from) income taxes	105	42	(31)	148
Net income	$955	$793	$3,010	$2,100
Basic net income per share	$1.99	$1.63	$6.25	$4.31
Shares used to compute basic net income per share	480	486	481	487
Diluted net income per share	$1.97	$1.61	$6.20	$4.26
Shares used to compute diluted net income per share	485	491	486	492

Condensed Consolidated Balance Sheets
(In millions; unaudited)

	August 28, 2020	November 29, 2019
ASSETS

Current assets:
Cash and cash equivalents	$3,767	$2,650
Short-term investments	1,497	1,527
Trade receivables, net of allowances for doubtful accounts of $34 and $10, respectively	1,318	1,535
Prepaid expenses and other current assets	805	783
Total current assets	7,387	6,495

Property and equipment, net	1,467	1,293
Operating lease right-of-use assets, net	507	—
Goodwill	10,739	10,691
Other intangibles, net	1,445	1,721
Deferred income taxes	219	—
Other assets	650	562
Total assets	$22,414	$20,762

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade payables	$229	$209
Accrued expenses	1,317	1,399
Debt	—	3,149
Deferred revenue	3,317	3,378
Income taxes payable	177	56
Operating lease liabilities	90	—
Total current liabilities	5,130	8,191

Long-term liabilities:
Debt	4,116	989
Deferred revenue	131	123
Income taxes payable	507	616
Deferred income taxes	76	140
Operating lease liabilities	520	—
Other liabilities	221	173
Total liabilities	10,701	10,232

Stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in-capital	7,195	6,504
Retained earnings	17,383	14,829
Accumulated other comprehensive income (loss)	(153)	(188)
Treasury stock, at cost	(12,712)	(10,615)
Total stockholders’ equity	11,713	10,530
Total liabilities and stockholders’ equity	$22,414	$20,762

Condensed Consolidated Statements of Cash Flows
(In millions; unaudited)

	Three Months Ended
	August 28, 2020	August 30, 2019
Cash flows from operating activities:
Net income	$955	$793
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	191	195
Stock-based compensation	232	196
Unrealized investment (gains) losses, net	(9)	(3)
Other non-cash adjustments	25	9
Changes in deferred revenue	(12)	122
Changes in other operating assets and liabilities	54	(389)
Net cash provided by operating activities	1,436	923

Cash flows from investing activities:
Purchases, sales and maturities of short-term investments, net	(191)	(40)
Purchases of property and equipment	(126)	(89)
Purchases and sales of long-term investments, intangibles and other assets, net	2	(36)
Net cash used for investing activities	(315)	(165)

Cash flows from financing activities:
Purchases of treasury stock	(500)	(750)
Proceeds from treasury stock reissuances, net of taxes paid related to net share settlement of equity awards	103	123
Other financing activities, net	(17)	3
Net cash used for financing activities	(414)	(624)
Effect of exchange rate changes on cash and cash equivalents	16	(8)
Net increase in cash and cash equivalents	723	126
Cash and cash equivalents at beginning of period	3,044	2,083
Cash and cash equivalents at end of period	$3,767	$2,209

Non-GAAP Results
(In millions, except per share data)
The following table shows Adobe’s GAAP results reconciled to non-GAAP results included in this release.

	Three Months Ended
	August 28, 2020	August 30, 2019	May 29, 2020
Operating income:

GAAP operating income	$1,069	$854	$1,016
Stock-based and deferred compensation expense	244	199	227
Amortization of intangibles	90	100	92
Non-GAAP operating income	$1,403	$1,153	$1,335

Net income:

GAAP net income	$955	$793	$1,100
Stock-based and deferred compensation expense	244	199	227
Amortization of intangibles	90	100	92
Investment (gains) losses, net	(10)	(4)	—
Income tax adjustments	(33)	(82)	(232)
Non-GAAP net income	$1,246	$1,006	$1,187

Diluted net income per share:

GAAP diluted net income per share	$1.97	$1.61	$2.27
Stock-based and deferred compensation expense	0.50	0.41	0.47
Amortization of intangibles	0.19	0.20	0.19
Investment (gains) losses, net	(0.02)	(0.01)	—
Income tax adjustments	(0.07)	(0.16)	(0.48)
Non-GAAP diluted net income per share	$2.57	$2.05	$2.45

Shares used in computing diluted net income per share	485	491	485

Reconciliation of GAAP to Non-GAAP Financial Targets
(Shares in millions)
The following tables show Adobe's fourth quarter fiscal year 2020 financial targets reconciled to the non-GAAP financial targets included in this release.

Fourth Quarter Fiscal 2020
Diluted net income per share:

GAAP diluted net income per share	$4.29
Stock-based and deferred compensation expense	0.50
Amortization of intangibles	0.17
Income tax adjustments	(2.32)
Non-GAAP diluted net income per share	$2.64

Shares used to compute diluted net income per share	485

Fourth Quarter Fiscal 2020
Effective income tax rate:

GAAP effective income tax rate	(90.0)%
Trading structure change	100.0
Income tax adjustments	1.0
Stock-based and deferred compensation expense	(0.9)
Amortization of intangibles	(0.1)
Non-GAAP effective income tax rate	10.0%

Use of Non-GAAP Financial Information
Adobe continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Adobe's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe's operating results. Adobe believes these non-GAAP financial measures are useful because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making. This allows institutional investors, the analyst community and others to better understand and evaluate our operating results and future prospects in the same manner as management.
Adobe's management believes it is useful for itself and investors to review, as applicable, both GAAP information as well as non-GAAP measures, which may exclude items such as stock-based and deferred compensation expenses, restructuring and other charges, amortization of intangibles, investment gains and losses, the related tax impact of all of these items, income tax adjustments, and the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes. Adobe uses these non-GAAP measures in order to assess the performance of Adobe's business and for planning and forecasting in subsequent periods. Whenever such a non-GAAP measure is used, Adobe provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.